UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004 (December 17, 2004)

PERFICIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15169	74-2853258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3

Austin, Texas 78746

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(512) 531-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.01  Entry into a Material Definitive Agreement and Completion of Acquisition or Disposition of Assets.

On December 17, 2004, Perficient, Inc. (the “Perficient”), Perficient ZettaWorks, Inc., a Delaware corporation and a wholly -owned subsidiary of Perficient (the “Acquisition Sub”) and ZettaWorks LLC (“ZettaWorks”), a Texas limited liability company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Acquisition Sub acquired substantially all of the assets and assumed certain liabilities of ZettaWorks (the “Acquisition”).  The Acquisition closed on December 20, 2004.  The total consideration paid in the Acquisition is $10.7  million, which amount includes approximately $2.9 million in cash and up to $7.8 million worth of Perficient’s common stock, based on the average closing price of Perficient’s common stock for the three trading days immediately preceding the acquisition, which amount remains subject to certain post-closing adjustments.

The operating management of ZettaWorks will receive only Perficient common stock and Perficient stock options in the transaction.  The Purchase Agreement includes other terms and provisions of the type customary in agreements of this sort.  The assets acquired in the Acquisition include accounts receivable, personal property, intellectual property rights, the rights and benefits under certain contracts and intangible assets relating to the business of ZettaWorks.  Prior to the Acquisition, the assets of ZettaWorks were used to provide information technology consulting services to its customers.  Perficient intends to continue such uses for the assets of ZettaWorks.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included herein as Exhibit 2.1.

The press release announcing the acquisition is included herein as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired

Financial Statements relating to the acquisition described in this Form 8-K and required pursuant to Rule 3-05 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within seventy-one (71) days from December 23, 2004.

(b)                                  Pro Forma Financial Information

Pro forma financial information relating to the acquisitions described in this Form 8-K and required pursuant to Article 11 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within seventy-one (71) days from December 23, 2004.

(c)                                  Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1	Asset Purchase Agreement, dated as of December 17, 2004, by and among Perficient, Inc., Perficient ZettaWorks, Inc., and ZettaWorks LLC.

All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 6.01(b)(2) of Regulation S-K.  The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Exhibit 99.1	Perficient, Inc. Press Release issued on December 20, 2004 regarding the acquisition of ZettaWorks LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Dated December 22, 2004
/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer

PERFICIENT, INC.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Asset Purchase Agreement, dated as of December 17, 2004, by and among Perficient, Inc., Perficient ZettaWorks, Inc., and ZettaWorks LLC.

All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 6.01(b)(2) of Regulation S-K.  The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Perficient, Inc. Press Release issued on December 20, 2004 regarding the acquisition of ZettaWorks LLC.